EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Pulte Homes, Inc. 401(k) Plan (formerly known as Pulte Home Corporation Investment Savings Plus, the “Plan”) on Form 11-K for the year ended December 30, 2002 and the one-day period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark J. O’Brien, President and Chief Executive Officer of Pulte Homes, Inc., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

/s/ Mark J. O’Brien Mark J. O’Brien President and Chief Executive Officer June 27, 2003